             CONFIDENTIAL TREATMENT REQUESTED AS TO CERTAIN
                 INFORMATION CONTAINED IN THIS EXHIBIT

                                                                      EX 10.5

                               INTERSPEED, INC.
                            601 SOUTH UNION STREET
                              LAWRENCE, MA 01843
                                    U.S.A.

                        AUTHORIZED RESELLER AGREEMENT


Reseller Name:      Cabletron Systems, Inc.
               ----------------------------------------------------------------
Effective Date:
               ----------------------------------------------------------------

This Authorized Reseller Agreement ("Agreement") states the agreement between Interspeed, Inc. and the Reseller named above, Cabletron Systems, Inc., a Delaware corporation with principal offices at 35 Industrial Way, Rochester, New Hampshire 03867, hereinafter "Cabletron" with respect to said CABLETRON's purchase and resale of certain Products of Interspeed as described herein. In Consideration of the mutual promises contained herein, the parties agree as follows:

Section 1. DEFINITIONS

For the purposes of this Agreement, the terms defined below shall have the meanings indicated:

1.1 Interspeed - Interspeed, Inc. a Massachusetts corporation and its affiliates. A Brooktrout Company.

1.2 Interspeed Product - a product as to which Interspeed is the manufacturer or supplier as indicated on Schedule A.

1.3 Discount Schedule - Interspeed's established Cabletron Discount Schedule as set forth in Schedule C, as such Cabletron Discount Schedule may be changed by Interspeed from time to time upon thirty (30) days prior written notice to Cabletron.

1.4  Effective Date - the effective date of this Agreement as set forth above.

1.5 Embedded Software - computer software or firmware in object code form, which is delivered with a Hardware Product as a component thereof.

1.6 End User - an individual, corporation, partnership or other legal entity ("person") who uses Products only for such Person's personal or internal business use, and not for resale or other distribution.

1.7 End User License - a license granted by Interspeed or a Third Party Supplier to an End User to use a Software Product or Embedded Software, including any "shrink wrap" or similar license accompanying a Software Product or a Hardware Product which includes Embedded Software.

1.8 Hardware Products - Products which are not Software Products, as identified on Schedule A. Hardware Products may include components of Embedded Software.

1.9 Licensed Marks - those specific trademarks, service marks, product names and trade names of Interspeed which are identified in Schedule D, and any other such proprietary marks which Interspeed may authorize Cabletron in writing to use.

1.10 List Price - the list price of any Product as set forth in Schedule B, as such list prices may be changed by Interspeed from time to time upon thirty (30) days prior written notice to Cabletron.

1.11 Minimum Quantity - the minimum quantity of Products measured by the Net Discounted Price (as defined in Section 4.1), to be purchased by Cabletron for purposes of Section 4.2, as set forth in Schedule A.

1.12 Products - those hardware, software and related products identified on Schedule A.

1.13 Cabletron - the Reseller named above, as further identified on Schedule A.

1.14 Term - the period commencing on the Effective Date and ending on the expiration or termination of this Agreement for any reason.

1.15 Term Year - the initial term or any renewal term of this Agreement as provided in Section 2.3.

1.16  Territory - the geographical area described in Schedule A.

1.17 Third Party Product - a Product as to which a Person other than Interspeed is the manufacturer, licensor or supplier, as indicated on Schedule A.

1.18 Third Party Supplier - the manufacturer, licensor or supplier of a Third Party Product.

1.19 Update - a modification to a Software Product, which may include corrections to errors in the prior release and may include minor changes to functionality or user interface, but does not include any new features or substantial changes to functionality.

1.20  Upgrade - any modification to a Product, which is not an Update.

Section 2. DISTRIBUTION RIGHTS

2.1 By this Agreement, Interspeed makes, and Cabletron accepts the appointment of Cabletron as an authorized non-exclusive Reseller of Product(s) solely in accordance with the terms and conditions of this Agreement to third parties on a worldwide basis. Cabletron reserves the right to market the Products to any customer in any location, directly or indirectly, through other resellers, and other distribution channels, including, without limitation, distributors and OEM's.

2.2 Territory--Cabletron is authorized to sell, lease or otherwise distribute the Products only in the Territory. Without Interspeed's prior written consent, Cabletron shall not solicit customers outside of the Territory or sell the Products to any customer for use outside of the Territory.

2.3 Term--The Term of this Agreement shall commence on the Effective Date and shall extend initially until the end of the calendar quarter in which the first anniversary of the Effective Date occurs. Thereafter, the term of this Agreement shall be automatically extended for successive renewal terms of one calendar year, unless terminated in accordance with
     Section 11.

2.4 Treatment of Software Products--In the case of software Products and Embedded Software, Cabletron's rights hereunder include and are limited to the right to distribute copies of such Software Products in the form distributed by Interspeed, including the accompanying End User Licenses with respect to such Software Products as embodied in such copies. In certain cases, Interspeed may specify other procedures, to protect its rights in Software Products and Embedded Software distributed by Cabletron. Cabletron shall comply with Interspeed's instructions with respect to such procedures and shall not take or encourage any action, which might tend to defeat their purpose. As applied to Software Products and Embedded Software, "sell," "resell" and similar terms shall be deemed to refer to the transfer for consideration of such copies and End User Licenses, without any transfer of ownership rights in the underlying Software Product or Embedded Software.


2.5 Product Changes and New Products--This Agreement applies to the Products specifically identified in Schedule A as they may be modified by Interspeed from time to time. Interspeed reserves the right to make changes in the Interspeed Products and Third Party Products are expressly agreed by Interspeed. Interspeed shall be under no obligation to appoint Cabletron as a reseller of any new or additional products which may be sold or introduced by Interspeed. Interspeed shall exercise reasonable best efforts to provide Cabletron with any enhancements or improvements to the Interspeed Product, as soon as is practicable when they become commercially available.

Section 3. MARKETING

3.1 Sales Efforts--Cabletron agrees to use its commercially reasonable best efforts to promote the Products in the Territory. To assist Cabletron in this regard, Interspeed will make available to Cabletron a supply of sales brochures and technical documentation for the marketing and promotion of the Products, which may be ordered by Cabletron at the prices then in effect. Interspeed further will make available to Cabletron the opportunity for its personnel to participate in sales and technical training relating to the Products as offered by Interspeed from time to time at prices then in effect. Cabletron shall be responsible for the travel and other expenses of its personnel attending such training.

     Notwithstanding the above, Interspeed shall provide to Cabletron one (1) set of technical documentation and one (1) set of user manuals for each Interspeed Product, and twenty-five (25) sets of marketing brochures.

     Interspeed agrees to furnish and update Product descriptions at no charge for the initial order under this Agreement. Interspeed also agrees to furnish and update at no charge technical documentation to support Cabletron's planning, installation, testing, maintenance, and operation of the Products, for the initial order under this Agreement. Cabletron may make copies of Interspeed's Product description required in response to prospects/customers' requests for proposal. Prior to or contemporaneous with the delivery of Products, Interspeed shall provide Cabletron with respect to each individual Product one (1) set of documentation that addresses installation and maintenance of the Product.

     Initial technical and sales training and information with respect to installation and service of the Product, including training on any special tools or test equipment, will be provided to Cabletron at no cost for up to ten (10) people during the first six (6) months of this Agreement. The training shall take place at a mutually agreed upon time and location.

3.2 Licensed Marks--Cabletron is authorized to use the Licensed Marks in connection with Cabletron's marketing and distribution of Products in the Territory, solely in accordance with the terms of this Agreement, including without limitation Section 10.2 and such reasonable instructions and guidelines as Interspeed may establish in writing from time to time.

3.3 Sales Information--Cabletron agrees to provide to Interspeed from time to time, information with regard to Cabletron's customers, prospects and marketing programs and plans, all in accordance with Interspeed's reasonable requests and guidelines issued from time to time. All information provided by Cabletron shall be deemed confidential unless otherwise specified.

Section 4. PRICING & PAYMENT

4.1 Price--The price for units of the Products sold to Cabletron hereunder ("Net Discounted Price") shall be the product of (x) the list price of the Product as in effect from time to time and (y) the Cabletron Discount Level set forth in Schedule A, subject to adjustment as set forth in Section. The current list price for the Products is set forth in Schedule B. Cabletron acknowledges that the initial Cabletron Discount Level as set forth in Schedule A has been determined on the basis of the Minimum Quantity set forth in Schedule A. Cabletron represents to Interspeed that it is Cabletron's best estimate and expectation that it will purchase a quantity of Products at least equal to such Minimum Quantity during the first Term Year under this Agreement. Interspeed represents that the price charged for the Products purchased hereunder by Cabletron are, when viewed as a whole, comparable to the lowest prices charged by Interspeed to buyers of a class similar to Cabletron purchasing in comparable quantities and circumstances and under similar terms and conditions.

4.2 Minimum Commitments--The Cabletron Discount level for the Products is contingent upon Cabletron purchasing Products having a total Net Discounted Price at least equal to the Minimum Quantity during each Term Year. If Cabletron's actual amount of purchases of Products (measured by Net Discount Price) for any Term Year exceeds the Minimum Quantity applicable to a higher Discount Level, the Cabletron Discount Level shall be increased for the next Term Year to the rate determined in accordance with the Discount Schedule. Conversely, if Cabletron fails to achieve the Minimum Quantity for any Term Year, Interspeed shall have the right to reduce the Cabletron Discount Level for the next Term Year in accordance with the Discount Schedule. Notwithstanding the foregoing, Interspeed reserves the right to review the rate of actual purchases of Products during any Term Year and increase or decrease the Cabletron Discount Level applicable to such Term Year if the rate of actual purchases varies substantially from the anticipated rate of purchases during such Term Year.

4.3 Price Changes--Interspeed reserves the right, in its sole discretion, to change prices applicable to the Products by written notice to Cabletron no less than thirty (30) days prior to the effective date of such change. All purchase orders which have been received by Interspeed prior to the expiration of said 30 days for Products which are to be shipped within 30 days from order receipt date shall be at the prices which were in effect prior to the price change notification.

4.4 Payment--Except as otherwise set forth herein, any sum due to Interspeed pursuant to this Agreement shall be payable within thirty (30) days from the date of invoice from Interspeed to Cabletron. A "correct" invoice shall contain (i) Interspeed's name and invoice date, (ii) the specific Purchase Order Number, (iii) description, price and quantity of the Products or Services actually delivered, and (iv) complete mailing address of where payment is to be sent. A correct invoice must be submitted to the appropriate invoice address listed on the Purchase Order. Failure by Cabletron to make payments when due may result in delay of other scheduled shipments.

4.5 Taxes--Cabletron shall pay to Interspeed any tax on the Products or use thereof, however designated, levied or based by any taxing authority, except any tax based on or measured by the net income of Interspeed.

4.6 Currency--All monetary amounts in this Agreement are in U.S. dollars and payments are to be made in U.S. dollars.

Section 5. ORDERS & SHIPMENT

5.1 Orders--Cabletron shall order units of the Products by submitting its authorized written purchase order(s) containing such information as may be required by Interspeed from time to time. All orders for units of the Products placed by Cabletron shall be subject only to the terms and conditions of this Agreement, and no contrary or additional terms stated on Cabletron's purchase order or otherwise presented by Cabletron shall have any effect. Orders shall become binding upon acceptance by Interspeed provided that any order shall be deemed accepted unless Interspeed provides notice of rejection to Cabletron within ten (10) working days after receipt of such order.

5.2 Initial Order--Upon signing this Agreement, Cabletron shall place an initial order with Interspeed for the number of units of Products set forth in Schedule A.

5.3 Delivery--Units of the Products are delivered by Interspeed F.O.B. Interspeed's point of shipment. Although Interspeed shall use reasonable efforts to ship the units of Products ordered by Cabletron according to the requested ship date on Cabletron's orders, delivery shall be subject to availability of materials and other factors that may affect shipment, and Interspeed shall not be liable for any delays in delivery for any reason. Interspeed shall select the carrier. Cabletron assumes all risk of loss upon delivery of units of the Products to the carrier by Interspeed. Units of the Products shall be deemed accepted by Cabletron upon delivery.

5.4 Delivery Charges--Unless otherwise directed by Cabletron, Interspeed shall prepay the freight and invoice Cabletron for the transportation charges. Insurance shall be provided by Interspeed at Cabletron's expense, on units of the Products while in transit unless otherwise instructed by Cabletron. Cabletron shall be responsible for all storage, rigging and other charges at Cabletron's delivery site.

5.5 Cancellation and Rescheduling--The initial order for seventy-five (75) Product (Systems) under this Agreement shall be firm and may not be canceled or rescheduled and delivery shall be taken no later than December 31, 1999. For additional Products, beyond the initial order of seventy-five (75) described above, the following provisions shall apply:
     Cabletron may cancel a purchase order or any portion thereof at any time up to twenty (20) business days prior to the scheduled delivery date of the Products specified in such purchase order. In the event Cabletron cancels a purchase order or any portion thereof within twenty (20) business days of the scheduled delivery date Cabletron agrees to pay to Interspeed a restocking charge equal to fifteen percent (15%) of the total amount of order canceled or rescheduled.

Section 6. PRODUCTS

6.1 Interspeed Hardware Product Warranty--Interspeed warrants to Cabletron that all Hardware Products which are Interspeed Products and are sold in accordance with this Agreement shall be free from defects in materials and workmanship under normal and proper use for a period of one year from date of delivery to Cabletron. This warranty does not include expendable components. Interspeed further warrants that all Products will comply with all applicable federal, state and other governmental safety regulations in effect at the time of manufacture, and will be listed with Underwriter's Laboratory (UL) if so required. Interspeed further will exercise reasonable best efforts in conjunction with Cabletron to have the Products comply with other certification requirements on a country by country basis. Interspeed further warrants that all Products will comply with current rules and regulations of the Federal Communications Commission (FCC) concerning Electromagnetic Interference, including, without limitation, equipment labeling and instruction manual information requirements. Interspeed further warrants that the Products have passed all applicable governmental or commercial safety, quality, emission, and other appropriate U.S. product standards, including UL, CSA and UDF. Interspeed further warrants and represents that (i) Interspeed is the sole and exclusive owner of all right, title and interest in and to the Products, has the full power, right and authority to enter into this Agreement, carry out its obligations under this Agreement and grant the rights granted to Cabletron hereunder.

6.2 Software Products and Embedded Software--Interspeed has the right, as owner or licensee to distribute and license the use of the Software Products and the Embedded Software. All rights and obligations with respect to the Software Products shall be directly between Interspeed or the applicable Third Party Supplier and End Users of the Software Products, in accordance with the terms of the End User License agreement included with the Software Products or otherwise. Except as authorized in writing by Interspeed, Cabletron shall not modify, enhance, or otherwise change or supplement the Software Products. Cabletron shall have no right to distribute any Embedded Software except in connection with the sale or lease of the Hardware Product of which it is a component.

6.3 Interspeed Software Product Warranty--Interspeed warrants to Cabletron that (a) the diskettes or other tangible media in which Interspeed Software Products are embodied shall be free from defects in materials and workmanship, and (b) the functionality of the Software Products shall substantially conform to the published Product documentation delivered therewith, each for a period of ninety (90) days from date of delivery to Cabletron. Cabletron understands that Interspeed does not provide any warranty with respect to the performance, suitability, reliability or error free condition of any Interspeed Software Product, and shall not make any contrary representation or warranty to any End User.

6.4  Warranty Service Procedure--In the event of a warranty claim under
     Section 6.1 or 6.3, Cabletron may return the defective Interspeed Product pursuant to the Interspeed Return Material Authorization process to Interspeed for repair or replacement, at Interspeed's option. For warranty service, Cabletron shall pay all freight costs to Interspeed and Interspeed shall pay all return freight costs to Cabletron. All freight costs in connection with Products not covered under warranty services are the responsibility of Cabletron.

6.5 Customer Support--Cabletron shall be primarily responsible for providing sales and technical support to Cabletron's End Users. Except in the case of Products governed by Section 6.6, Interspeed shall provide without charge telephone inquiry support and such other support as Interspeed deems appropriate to assist Cabletron personnel in resolving End User problems regarding Interspeed Products which Cabletron is not able to resolve through its own personnel, subject to Interspeed's normal product support guidelines and procedure. Cabletron agrees to become sufficiently knowledgeable about the Products and related user manuals and marketing literature in order to be able to respond to product inquiries made by End Users. Cabletron shall maintain an adequately trained staff and telephone service to provide prompt telephone support to End-Users. Interspeed will refer to Cabletron any request for support or inquiries made directly by Cabletron's End Users, and Cabletron shall not refer any such requests or inquiries to Interspeed without Interspeed's prior approval.

6.6 Maintenance Services--Interspeed reserves the right to provide maintenance services for certain Interspeed products under programs for which a fee is charged, including without limitation those particular maintenance programs identified in Schedule F. Schedule F sets forth the terms and prices of maintenance programs currently applicable to the Interspeed Products, which are subject to change from time to time by written notice from Interspeed. Maintenance fees under any such maintenance program shall be due and payable in advance with respect to each Term Year.

6.7 Software Updates and Upgrades--From time to time Interspeed or a Third Party Supplier may make available Updates of Software Products or Embedded Software. Any such Updates with respect to Interspeed Products shall be made available to Cabletron for distribution to its End Users without charge. Cabletron shall resell only the most recent Update, which has been made available to it for any Software Product. In the case of Upgrades with respect to Interspeed Products, Interspeed may, in its sole discretion, either make such Upgrades available to Cabletron's End Users for no charge or at a special Upgrade price, or treat such Upgrade as a new Product which will be made available only on normal sale terms.

6.8 Millennium Requirements--Interspeed represents and warrants that the Products supplied to Cabletron under the terms of this Agreement on or after January 1, 2000 A.D. ("Millennial Dates") will not adversely affect the licensed materials performance with respect to date and date-dependent data, computations, output, or other functions, including calculating, comparing and sequencing. Interspeed further represents and warrants that the licensed materials will (i) create, store, process, and output information related to or including Millennial Dates without error or omission, and will (ii) accurately process date and date-dependent data, including calculating, comparing and sequencing from, into, and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with the documentation accompanying the licensed materials. Interspeed will provide written evidence sufficient to demonstrate adequate testing and conversion of the Products to meet the foregoing requirements prior to execution of this Agreement, upon the request of Cabletron. In the event that a problem attributed to a failure to correctly process date data as set forth above is discovered which severely impacts Cabletron's business, this problem shall be treated as a Severity Level 1 problem. This Severity Level 1 problem shall require that Interspeed diligently work on such problem until the error is corrected. For purposes of this Agreement, Severity Level 1 shall mean that Interspeed shall work on a continuous twenty-four (24) hour basis to resolve such problem until corrected, at no additional cost to Cabletron.

6.9  Disclaimer of Warranties--NEITHER INTERSPEED NOR ANY THIRD PARTY
     SUPPLIER MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES AS TO MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO
     ANY PRODUCT OR SERVICE PROVIDED HEREUNDER OR ANY OTHER MATTER RELATED TO THIS AGREEMENT.

Section 7. INDEMNIFICATION

7.1 Infringement Indemnification--Interspeed shall defend or settle any suit or proceeding brought against Cabletron based upon a claim that any Interspeed Product constitutes an infringement of any existing United States patent, copyright or trade secret rights provided that Interspeed is notified promptly in writing and is given complete authority to control the defense and is provided all information required for the defense. Interspeed shall pay all damages and costs awarded against Cabletron, but shall not be responsible for any cost, expense or compromise incurred or made by Cabletron without Interspeed's prior written consent or for any lost profits or other damage or loss suffered by Cabletron. If any Interspeed Product is in the opinion of Interspeed likely to or does become the subject of a claim for infringement, Interspeed may, at its sole option, procure for Cabletron the right to continue using such Interspeed Product or modify it to become non-infringing. If Interspeed is not reasonably able to modify or otherwise secure for Cabletron the right to continue using and reselling such Interspeed Product, Interspeed may terminate this Agreement and, upon return to it of any items of such Interspeed Product purchased, unused, and unsold by Cabletron hereunder, refund to Cabletron the amounts paid for such items. Notwithstanding anything herein to the contrary, Interspeed shall have no liability for any claim of infringement based upon (1) use of any version or release other then the latest unmodified version or release of an Interspeed Product, (2) use or combination of an Interspeed Product with any other products, (3) use of an Interspeed Product in any manner other than its intended use as set forth in its documentation, or (4) use of an Interspeed Product after having been given notice, or having reason to believe, that such Interspeed Product infringes a proprietary right of a third party. Interspeed also agrees to indemnify Cabletron and hold it harmless, against any loss or damage that may be suffered by Cabletron, and any claims that may be related to personal injury or property damage as a result of use of the Products supplied hereunder or any breach of Interspeed's covenants and agreements herein, not to exceed the payments previously made by Cabletron for the Product with respect to which such damage arose.

7.2 Indemnification By Cabletron. Except with respect to matters for which Interspeed is liable pursuant to Sections 6.1, 6.3 or 7.1 Cabletron hereby agrees to indemnify Interspeed, and hold it harmless, against any loss or damage that may be suffered by Interspeed and any claims that may be made against Interspeed by any person directly related to personal injury or property damage, as a direct or indirect result of the sale by Cabletron of units of the Products or the use thereof by Cabletron's direct or indirect customers, or any breach of Cabletron's covenants and agreements herein not to exceed the payments previously made by Cabletron for the Product with respect to which such claim arose.

7.3 Insurance--Interspeed shall maintain adequate Product liability and general liability insurance as it deems necessary and shall provide Cabletron with evidence of or a Certificate of Insurance upon the written request of Cabletron.

Section 8. LIMITATION OF LIABILITY

8.1 Limitation of Liability--IN NO EVENT SHALL EITHER PARTY OR ANY THIRD PARTY SUPPLIER BE LIABLE FOR ANY LOSS OF PROFITS OR DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER DAMAGES ARISING OUT OF ANY BREACH OF THIS AGREEMENT OR THE OBLIGATIONS OF THIS AGREEMENT. EITHER PARTY'S SOLE REMEDY AND EITHER PARTY'S TOTAL LIABILITY, IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OF THE PRODUCTS, SHALL BE THE CORRECTION, REPAIR OR REPLACEMENT OF ANY DEFECTIVE INTERSPEED PRODUCT OR, AT EITHER PARTY'S OPTION, THE PAYMENT OF ACTUAL DIRECT DAMAGES NOT TO EXCEED THE PAYMENTS PREVIOUSLY MADE BY CABLETRON FOR THE ITEM OF PRODUCT WITH RESPECT TO WHICH SUCH DAMAGES AROSE.

8.2 Third Party Products--Interspeed makes no representation for warranty with respect to any Third Party Products and shall have no liability with respect thereto. Including without limitation any liability with respect to any defects in such Third Party Products or any infringement by such Third Party Products or any patent, copyright, trademark, service mark, trade secret or other intellectual property right of any Person. To the extent permitted by Interspeed's agreement with the supplier or licensor of any such Third Party Product, Interspeed hereby assigns to Cabletron and/or its End Users the benefit of any warranties or indemnification rights provided by the supplier or licensor of such Third Party Product. Cabletron and its end Users shall be responsible for dealing directly with such suppliers and licensors with respect to such warranties and indemnification rights, and Interspeed shall have no obligation or liability with respect thereto.

Section 9. SECURITY INTEREST

     Title to the Products shall vest in Cabletron upon the date of shipment to Cabletron. Interspeed shall retain a security interest in the Products until the entire balance of the price for such Products and all other monies payable hereunder are paid in full. Cabletron shall execute, upon request by Interspeed, financing statements deemed necessary or desirable by Interspeed to protect its security interest in the Product. Cabletron authorizes Interspeed to file a copy of this Security Agreement or a financing statement with the appropriate state authorities at any time thereafter as a financing statement in order to perfect Interspeed's security interest.

Section 10. PROPRIETARY RIGHTS AND CONFIDENTIALITY

10.1 Proprietary Rights--The rights owned by Interspeed (including without limitation, those rights licensed to Interspeed by Third Party
      Suppliers) in the Products and Confidential Information (as defined in
      Section 10.3), including, without any limitation, any and all patents, copyrights, author's rights, trademarks, trade names, know-how and any rights under the trade secret laws of any jurisdiction with respect thereto, irrespective of whether such rights arise under U.S. or international intellectual property, unfair competition or trade secret laws ("Proprietary Rights") shall be and remain at all times the property of Interspeed, and Cabletron and its End Users shall have no right, title or interest therein except as expressly provided herein. Cabletron understands and acknowledges that the Software Products and Embedded Software are subject to protection as copyrighted works of authorship of Interspeed or the applicable Third Party Supplier under the United States Copyright Act and applicable foreign and international copyright laws and treaties. Cabletron shall not in any way remove or alter any of Interspeed's or any Third Party Supplier's notices or in connection with any Product respecting copyright, trademark, or other proprietary rights.

10.2 Use of Licensed Marks--Cabletron shall use the Licensed Marks only in connection with the Products, and not in connection with any other product or services of any Person. Cabletron may not modify any of the Licensed Marks or combine them with any other marks of any Person. Cabletron shall not use or distribute any such marketing materials without Interspeed's initial written approval and any such use shall be only in accordance with the samples or designs provided to Interspeed in connection with such approval. After such initial written approval, Interspeed may, at its option, require prior written approval, Interspeed may, at its option, require prior written approval of any marketing materials as to substance, form and style used by Cabletron in its advertising. Cabletron shall not file any application for registration in any jurisdiction with respect to any Licensed Mark, or any mark or name confusing similar thereto. Except to the extent authorized in writing by Interspeed. Cabletron shall not modify, enhance or otherwise change or supplement the packaging of the Products, except to add labels to indicate that such Products have been distributed by Cabletron, provided that such labels or affixation thereof on such packaging shall not obscure, alter or hide the Licensed Marks. Upon termination of this Agreement for any reason, Cabletron shall immediately cease all use of the Licensed Marks and, at Cabletron's election, destroy or deliver to Interspeed all such materials in Cabletron's control or possession that bear any Licensed Marks, including any and all sales literature.

10.3 Confidentiality--Both parties acknowledges that, in the course of dealings between the parties, each party will acquire information about the other, its business activities and operations, and its mechanical information and trade secrets, of a highly confidential and proprietary nature ("Confidential Information"). For purposes of this Agreement, Confidential Information shall include all design information and related technical information with respect to the Products, including the design and programming methods and techniques, architectures, algorithms and other technology embodied in the Embedded Software or Software Products, and all information with respect to either party's product development and marketing plans. Both parties shall keep confidential, shall not incorporate in its products or otherwise use in any manner other than in furtherance of the purposes of this Agreement, and shall protect from unauthorized use or disclosure by its employees and agents, the Confidential Information and all copies or physical embodiments thereof in its possession, and shall limit access to the Confidential Information to those of its personnel who require such access in connection with either party's use thereof as permitted by this Agreement. Both parties shall secure and protect the Confidential Information and any and all copies and other physical embodiments thereof in its possession in a manner consistent with the maintenance of each party's rights and interest therein. Both parties shall take appropriate action by instruction or agreement with its employees who are permitted access to the Confidential Information or any copy or other physical embodiment thereof to satisfy each party's obligations hereunder. Upon termination of this agreement for any reason, each party shall immediately return to the other party or, if authorized by the other party destroy all documents, files, and other materials embodying any of the Confidential Information and shall certify to the other party that such return or destruction has taken place. Cabletron shall not attempt to obtain the source code to any Software Products or Embedded Software by decompilation, disassembly or other means, and shall not make any copies of the Software Products except as specifically authorized. The obligations of this Section 10.2 shall survive any termination of this Agreement.


Section 11. TERMINATION

11.1 Termination--Either party may terminate this Agreement as of the end of any Term Year upon sixty (60) days prior written notice to the other party. Interspeed may terminate this Agreement in whole or in part by written notice to Cabletron, in the event of the occurrence of any of the following: (a) if Cabletron has not ordered, as of the end of any term Year, the Minimum Quantity applicable to such Term Year as set forth on Schedule A; (b) if Cabletron fails to pay any amount due hereunder within ten (10) days after written demand by Interspeed for payment thereof; (c) if either party fails to observe or perform any term or condition of this Agreement and does not cure such failure within ten (10) days after written demand by the other party; (d) if either party makes a general assignment for the benefit of creditors or files a voluntary petition in bankruptcy or for reorganization or arrangement under the bankruptcy laws, or if a petition in bankruptcy is file against either party and is not dismissed within thirty (30) days after the filing, or if a receiver or trustee is appointed for all or any part of the property or assets of either party, or (e) as provided in Section 7.1.

11.2 Effect of Termination--Upon any termination of this Agreement, all rights and obligations of the parties under this Agreement shall cease except for: (i) the obligations of both parties with respect to orders made by Cabletron prior to termination of this Agreement that Interspeed does not elect to terminate; (ii) Cabletron's obligations to make all payments with respect to deliveries made by Interspeed prior to termination; and (iii) the rights and obligations of the parties under Sections 7.8, 10 and this Section 11.

Section 12. GENERAL

12.1 Entire Agreement--Each party acknowledged that it has read this Agreement, fully understands it, and agrees to be bound by its terms and further agrees that it is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to the subject matter of this Agreement. This Agreement cannot be modified or altered except by a written instrument duly executed by both parties. No additional or conflicting terms or conditions, whether contained in Cabletron's purchase order, shipping release, or elsewhere, shall be binding upon Interspeed.

12.2 Relationship of Parties--The relationship of the parties hereto shall be that of buyer and seller. Nothing herein shall be construed to create any partnership, joint venture, agency or similar relationship or to subject the parties to any implied duties or obligations respecting the conduct of their affairs, which are not expressly stated herein. Neither party shall have any right or authority to assume or create any obligation or responsibility, either express or implied, on behalf of or in the name of the other party, or to bind the other party in any matter or thing whatsoever.

12.3 Governing Law--This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to conflict of laws and without reference to the 1980 United Nations Convention on Contracts or the Sale of Goods and any amendments thereto.

12.4 Severability--If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby. Further, the provision that is held to be invalid, illegal or unenforceable shall remain in effect as far as possible in accordance with the intention of the parties.

12.5 No Waiver--The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any right hereunder.

12.6 Assignment--Cabletron may not assign this Agreement in whole or in part without the prior written consent of Interspeed. Interspeed may assign its rights and obligations under this agreement without the written consent of Cabletron to a corporation succeeding to substantially all the assets and business of Interspeed relating to the Products by merger or purchase, which corporation shall expressly assume all of Interspeed's obligations under this agreement by a writing delivered to Cabletron, and may assign its rights to receive payments hereunder without limitation. Notwithstanding the above, Cabletron may assign its rights and obligations under this Agreement without the written consent of Interspeed to a corporation succeeding to substantially all the assets and business of Cabletron, which corporation shall expressly assume all of Cabletron's obligations under this Agreement by a written notice delivered to Interspeed.

12.7 Notices--Notices to either party under or relating to this Agreement shall be in writing to the address indicated on Schedule A of this Agreement or to such subsequent address as either party may specify by notice to the other and shall be deemed effective when received if delivered in hand or by telefax "with written confirmation of receipt, or on the second day following the date of postmark if sent by prepaid certified mail, return receipt requested.

12.8 Force Majeure--Neither party shall be responsible for delays or failures in performance resulting from causes beyond the control of such party. Such causes shall include, but not be limited to, inability to obtain export licenses or import authorization, acts of God, strikes, lockouts, riots, acts of war, epidemics, government regulations imposed after the fact, fire, communications line failures, equipment failures, power failures or earthquakes.

12.9 Export Control--To the extent that the Territory is within the United States, Cabletron acknowledges that Interspeed shall deliver the Products to Cabletron in the United States and Cabletron shall not export the Products except as permitted by all applicable laws and regulations, including the Export Administration Act and the regulations issued thereunder by the United States Department of Commerce, Offices of Export Administration.

12.10 Compliance with Laws--Cabletron shall be responsible for ensuring compliance with all applicable laws and regulations in the Territory, including but not limited to labeling and language requirements. Cabletron shall not sell or lease any Products which are not in compliance with such laws and regulations.

12.11 Conflict of Interest--During the term of this Agreement, Interspeed shall not knowingly solicit from or propose new or repeat business, including maintenance, to Cabletron's commercial customers for whom Interspeed is providing Products, software and/or services pursuant to this Agreement.

12.12 Packaging--Products shall be packaged and packed at no additional charge for shipment in suitable boxes, reels, bundles, pieces or coils, etc., which will provide protection against damage during domestic shipment, handling, and storage in reasonably dry, unheated quarters. Corrugated shipping containers shall comply with requirements of Rule 41 of the Uniform Freight Classification. Containers of any type that are too heavy or too large to be palletized shall be skidded to facilitate fork truck and/or mechanical handling.

12.13 Toxic Substances and Hazardous Products--Interspeed warrants to Cabletron that, except as expressly stated elsewhere in this Agreement, all Products furnished hereunder or in performance of purchase orders placed hereunder, is safe for its normal use, is non-toxic.

12.14 Records and Audit--Interspeed shall maintain complete and accurate records of all amounts billable to and payments made by Cabletron under this Agreement in accordance with generally accepted accounting practices. Interspeed shall retain such records for a period of three
      (3) years from the date of final payment for Products. Within thirty
      (30) days after Cabletron provides written notification to Interspeed of an invoice dispute, Interspeed shall provide Cabletron documentation evidencing the propriety of its position and the correctness of its invoice charges.

12.15 Continuing Availability of Products and Replacement and Repaired Parts--Interspeed agrees to offer for sale to Cabletron for a period of four (4) years after the termination/expiration date of this Agreement, maintenance and replacement of Products and parts for Products provided under this Agreement.

Executed as a document under seal as of the date first set forth above by the duly authorized representative of the parties hereto.

INTERSPEED, INC.                         CABLETRON:
                                                   ----------------------

By: /s/ Christopher Whalen               By: /s/ David Kirkpatrick
   ------------------------------           ------------------------------

Name: Christopher Whalen                 Name: David Kirkpatrick
     ----------------------------             ----------------------------

Title: VP Sales and Marketing            Title: VP of Finance and CFO
      ---------------------------              ---------------------------

                                                *** This Information has been
                                                    omitted pursuant to a
                                                    Request For Confidential
                                                    Treatment, and has been
                                                    filed separately with the
                                                    Securities and Exchange
                                                    Commission



                                         Interspeed, Inc.
                                      601 South Union Street
                                       Lawrence, MA  01843


                                            SCHEDULE A

1.  Reseller Name:  Cabletron Systems, Inc.

2.  Reseller Address:  36 Industrial Way, Rochester, New Hampshire 03867
Country:  USA

3: Territory: Locations which Cabletron currently sells and supports products.

4.  Products:

          System 500 16 Port SDSL Platform
          System 500 32 Port SDSL Platform
          System 500 48 Port SDSL Platform

5.  Reseller Discount Level:  ***

6.  Minimum Quantity:  ***


Interspeed and Cabletron confirm that this is the Schedule A referred to in the above-referenced Reseller Agreement.

Interspeed, Inc.                                Cabletron Systems, Inc.

By:  /s/ Christopher Whalen                     By:  /s/ David Kirkpatrick
     --------------------                            ---------------------

Name:  Christopher Whalen                       Name: David Kirkpatrick
       ------------------                             --------------------

Title: VP Sales and Marketing                   Title:  VP of Finance and CFO
       ----------------------                           ---------------------

Date:  May 21, 1999                             Date:  May 20, 1999
       ------------                                    ------------

                                                *** This Information has been
                                                    omitted pursuant to a
                                                    Request For Confidential
                                                    Treatment, and has been
                                                    filed separately with the
                                                    Securities and Exchange
                                                    Commission


                               Interspeed, Inc.
                            601 South Union Street
                              Lawrence, MA 01843

                        Authorized Cabletron Agreement

                                  Schedule B
                                  ----------

                                  Price List
                                  ----------


LM01 SDSL LINE MODULE PACKAGE     PART #: 610-00012      LIST PRICE:   ***
------------------------------------------------------------------------------
     Includes:
     ***
     ***
     ***
     ***

PM01 Power Module Assembly        Part #: 610-00013     List Price:    ***
-----------------------------------------------------------------------------
     ***
     ***

                           SPARE/MISCELLANEOUS PARTS
-----------------------------------------------------------------------------
     ***                               Part #: 940-00010     List Price:  ***
     ***                               Part #: 605-00012     List Price:  ***
     ***                               Part #: 530-00010     List Price:  ***
     ***                               Part #: 605-00013     List Price:  ***
     ***                               Part #: 530-00011     List Price:  ***
     ***                               Part #: 605-00015     List Price:  ***
     ***                               Part #: 605-00014     List Price:  ***
     ***                               Part #: 605-00010     List Price:  ***
     ***                               Part #: 605-00011     List Price:  ***
     ***                               Part #: 510-00010     List Price:  ***
     ***                               Part #: 810-00010     List Price:  ***
     ***                               Part #: 810-00011     List Price:  ***
     ***                               Part #: TBD           List Price:  ***
     ***                               Part #: TBD           List Price:  ***


     ***
     ***                               Part #: 605-00019     List Price:  ***
     ***                               Part #: 605-00020     List Price:  ***
     ***                               Part #: 610-00014     List Price:  ***
     ***


     ***
     ***                               Part #: TBD           List Price:  ***
     ***                               Part #: TBD           List Price:  ***
     ***                               Part #: TBD           List Price:  ***
     ***                               Part #: TBD           List Price:  ***
     ***                               Part #: TBD           List Price:  ***
     ***                               Part #: TBD           List Price:  ***

                                              Interspeed, Inc.
                                           601 South Union Street
                                             Lawrence, MA  01843
                                                    U.S.A.

                                       Authorized Cabletron Agreement

                                                 SCHEDULE C

                                         CABLETRON DISCOUNT SCHEDULE

                                              Interspeed, Inc.
                                           601 South Union Street
                                             Lawrence, MA  01843

                                       Authorized Cabletron Agreement

                                                 SCHEDULE D

                                                LICENSED MARKS

                                              Interspeed, Inc.
                                           601 South Union Street
                                             Lawrence, MA  01843
                                                    U.S.A.

                                       Authorized Cabletron Agreement

                                                 SCHEDULE E

                                        RUN-TIME LICENSE AGREEMENT

                                              Interspeed, Inc.
                                           601 South Union Street
                                             Lawrence, MA  01843
                                                    U.S.A.

                                       Authorized Cabletron Agreement

                                                 SCHEDULE F

                                MAINTENANCE SUPPORT SERVICE-TERMS AND PRICES